Exhibit 4.2.1

SUPPLEMENTAL INDENTURE No. 1
to the
MASTER INDENTURE

This SUPPLEMENTAL INDENTURE No. 1 (this “Supplement”) is made and is effective as of this 30th day of July, 2024, by and among CMFT Net Lease Master Issuer LLC (the “Issuers”), and Citibank, N.A., not in its individual capacity but solely in its capacity as indenture trustee (the “Indenture Trustee”) in connection with the Master Indenture (the “Master Indenture”), dated as of July 28, 2021, (as amended on or prior to the date hereof, the “Existing Indenture” and, the Existing Indenture as amended by this Supplement, the “Indenture”), by and among the Issuers and the Indenture Trustee.
RECITALS

WHEREAS, Section 8.01(1) of the Indenture states that, without the consent of any Noteholder but upon 10 days’ prior written notice to the Rating Agencies, the parties to the Indenture may enter into one or more amendments to the Indenture in order to correct any typographical error or cure any ambiguity or to cure, correct, amend or supplement any provision to the Indenture, provided that such action shall not adversely affect the interests of the Noteholders in any material respect, provided, that, if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder; and
WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Supplement;
WHEREAS, pursuant to Section 8.01(1) of the Indenture, upon the terms and conditions set forth herein, the parties hereto agree to amend the Existing Indenture as provided herein;
NOW THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Indenture.
SECTION 2. Amendments. The Indenture is hereby amended as of the date hereof by replacing the language in Section 9.06(a)(xii) of the Master Indenture with the following:
“other than (a) with respect to a pledge or financing under a repurchase transaction of the related Issuer Interests or (b) as permitted under the related Issuer Operating Agreement, cause or permit a voluntary or involuntary sale, transfer, exchange, encumbrance, pledge or assignment or any other transfer or disposition of any Issuer Interests”

SECTION 3. Reaffirmation. The parties hereto acknowledge and agree that (i) the Indenture and the other documents entered into in connection herewith do not constitute a novation, payment and reborrowing, or termination of the “Outstanding Notes” or

“Obligations” (each as defined in each Existing Indenture) under the Existing Indenture and (ii) such “Outstanding Notes” and “Obligations” are in all respects continuing (as amended hereby) as indebtedness and obligations outstanding under the Indenture. For purposes of clarity, the security interests granted to the Indenture Trustee under the Existing Indenture are hereby confirmed and deemed to continue uninterrupted under the Indenture on and after the date hereof, unless specifically amended herein, and are not impaired thereby and this Supplement does not constitute a novation thereof. The Obligors hereby reaffirm all UCC financing statements and continuation statements and amendments thereof filed and all other filings and recordations made in respect of the Collateral Pool and the Liens and security interests granted under the Existing Indenture and acknowledge that all such filings and recordations were and remain authorized and effective on and after the date hereof.
SECTION 4. Limited Effect.
(a)Except as expressly amended and modified by this Supplement, the Indenture shall continue in full force and effect in accordance with its terms. Reference to this Supplement need not be made in the Indenture, any other Transaction Document or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture or any such other Transaction Document, any reference in any of such items to the Indenture or such Transaction Document being sufficient to refer to the Indenture or such Transaction Document as amended hereby.
(b)The parties hereto acknowledge and agree that, the execution, delivery and effectiveness of this Supplement shall not operate as a waiver of any provision of, or any past noncompliance with the Indenture, any other Transaction Documents, any other documents, instruments and agreements executed or delivered therewith, or future noncompliance with any of the Transaction Documents or any other documents, instruments and agreements executed or delivered therewith, and shall not operate as a consent to any further or other matter under the Transaction Documents.
SECTION 5. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
SECTION 6. Counterparts; Electronic Execution. This Supplement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Supplement by telecopy, e-mail,
.pdf or any other electronic means (e.g. “pdf”, Docusign or “tif”) shall be as effective as delivery of a manually executed original counterpart of this Supplement. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that, notwithstanding anything contained herein to the contrary, the parties hereto are under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the parties hereto pursuant to procedures approved by the parties hereto; provided, further, that, without limiting the foregoing, upon the request of either party hereto, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 7. Limitation of Liability. The Indenture Trustee makes no representations or warranties as to the correctness of the recitals contained herein, which shall be taken as statements of the Issuers, or the validity or sufficiency of this Supplement and the Indenture Trustee shall not be accountable or responsible for or with respect to nor shall the Indenture Trustee have any responsibility for provisions thereof. In entering into this Supplement, the Indenture Trustee shall be entitled to the benefit of every provision of the Existing Indenture limiting the liability of, limiting the obligations of, or affording rights, defenses, exculpations, benefits, protections, privileges, immunities or indemnities to the Indenture Trustee as if they were expressly set forth for the benefit of the Indenture Trustee herein mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be executed and delivered by their duly authorized officers as of the day and year first above written.

CMFT NET LEASE MASTER ISSUER LLC, a
Delaware limited liability company, as Issuer
By:    /s/ Nathan D. DeBacker
Name:     Nathan D. DeBacker
Title:        Vice President, Chief Financial Officer and Treasurer

CITIBANK, N.A., not in its individual capacity but solely in its capacity as Indenture Trustee
By:    /s/ Dragana Boskovic
Name:     Dragana Boskovic
Title:        Senior Trust Officer
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